Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-222637) pertaining to the 2017 Equity Incentive Plan, the 2010 Equity Incentive Plan, and the 2008 Equity Incentive Plan of Americold Realty Trust of our report dated March 29, 2018, with respect to the consolidated financial statements and schedule of Americold Realty Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 29, 2018